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
                                                       EXHIBIT 11
                                                      PAGE 1 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                              Three Months Ended           Nine Months Ended
                                               September 30, 1997          September 30, 1997
                                              Primary  Fully Diluted     Primary   Fully Diluted


Net Income                                    $16,680     $16,680        $49,010        $49,010


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                             --         368             --          1,103
                                              -------     -------        -------        -------

Adjusted net income                           $16,680     $17,048        $49,010        $50,113
                                              =======     =======        =======        =======

Weighted average common shares
outstanding                                26,255,614  26,255,614     26,459,207     26,459,207


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                         --   1,426,266             --      1,426,266


Additional shares outstanding upon assumed
exercise of stock options                      90,709      91,061         88,453         91,061
                                           ----------  ----------     ----------     ----------

Adjusted weighted average shares
outstanding                                26,346,323  27,772,941     26,547,660     27,976,534
                                           ==========  ==========     ==========     ==========

Earnings per share                         $      .63  $      .61     $     1.84     $     1.79
                                           ==========  ==========     ==========     ==========

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

                                                       EXHIBIT 11
                                                      PAGE 2 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                              Three Months Ended           Nine Months Ended
                                              September 30, 1996           September 30, 1996
                                             Primary  Fully Diluted       Primary   Fully Diluted


Net Income                                    $14,783     $14,783        $44,725        $44,725


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                             --         369             --          1,108
                                              -------     -------        -------        -------

Adjusted net income                           $14,783     $15,152        $44,725        $45,833
                                              =======     =======        =======        =======

Weighted average common shares
outstanding                                27,228,175  27,228,175     27,473,496     27,473,496


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                         --   1,432,687             --      1,432,687


Additional shares outstanding upon assumed
exercise of stock options                      87,639      87,639         85,520         87,521
                                           ----------  ----------     ----------     ----------

Adjusted weighted average shares
outstanding                                27,315,814  28,748,501     27,559,016     28,993,704
                                           ==========  ==========     ==========     ==========

Earnings per share                         $      .54  $      .53     $     1.63     $     1.58
                                           ==========  ==========     ==========     ==========
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